UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2008

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Lattice Semiconductor Corporation (the “Company”) announced that on May 6, 2008, its board of directors appointed Senior Vice President and Chief Financial Officer Jan Johannessen, 52, to serve as Interim President and Chief Executive Officer, effective upon President and Chief Executive Officer Steve Skaggs’ previously announced resignation on May 31, 2008. Mr. Johannessen will retain his duties as Senior Vice President and Chief Financial Officer.

Mr. Johannessen originally joined the Company in 1983 and served as Vice President and Chief Financial Officer between 1987 and 1993. He rejoined the Company in October 2001 as Vice President, Investments. In October 2003, he was appointed Corporate Vice President and Chief Financial Officer, and in November 2005 he was appointed Senior Vice President.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished (not filed) herewith:

99.1	Press release, dated May 29, 2008, entitled “Lattice Semiconductor Appoints Interim CEO”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: May 29, 2008	By:	/s/ Byron W. Milstead
Byron W. Milstead Corporate Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated May 29, 2008, entitled “Lattice Semiconductor Appoints Interim CEO”